STOCK PURCHASE AND INVESTOR RIGHTS AGREEMENT

This Stock Purchase and Investor Rights Agreement (this "Agreement") is made and entered into as of December 29, 2006 by and among Worth Equity Fund, L.P., a Delaware Limited Partnership with offices at Wachovia Financial Center, 51st Floor, Suite 5120, 200 South Biscayne Blvd., Miami, FL 33131-2310 ("Worth" or "Purchaser") and Kraig Biocraft Laboratories, Inc., a Wyoming corporation with offices at 120 North Washington Square, Suite 805, 'Lansing, Michigan 48933 (the "Company' or “Kraig") (Worth and the Company are collectively referenced herein as, the "Parties").

PRELIMINARY STATEMENTS

A.   The Company is in the business of developing recombinant fiber (the "Business").

B.   The Company desires to issue and sell to the Purchaser, and the Purchaser desires to subscribe for and acquire from the Company, an equity interest in the Company upon the terms and conditions herein attar set forth, and conditioned upon the rights granted to it hereunder. hereunder.

NOW, THERFFORE, in the Parties agree as follows:

1.           Agreement to Purchase and Sell the Stock. The Company will sell to Purchaser, and Purchaser  Agrees to purchase no par value common stock (the "Stock") of the Company as set forth below:

1.1	175,000 shares of Stock for S15,000 within five (5) business days of execution of this Agreement;

1.2	1,750,000 shares of Stock for $150,000 within thirty (30) business days of execution of this Agreement;

1.3	1,166,650 shares of Steele for $100„000 within one hundred and eighty (130) days of execution of this Ageement and

1.4	At Purchaser's option, up to 10;908,350 additional shares of Stock for $0.085714 per share on or before a date that is one year from the execution of this Agreement (the "Additional Purchase").

2.
Closing and Payments. Subject to the terms and conditions hereof, and in 'reliance: upon The written representations and warranties of the Company, Purchaser will purchase, at closing on the dates set forth in Section 1, the Stock as set forth in Section 1 (the "Closings"). The Closings shall be held at the offices of Guzov Ofsink, LLC, 600 Madison Avenue 14th floor, New York, New York 10022. At the Closings, the Company will deliver to TV-chaser original stock certificates evidencing the Stock to be purchased hereunder and Purchaser will deliver to Sellers the purchase price by wire transfer, cashier's check, or by such cattier moans as the Parties may agree upon in writing.

3.
Representations, Warranties and Covenants of the Company. The Company hereby represents, warrants and covenants to Purchaser that the statements in the following paragraphs of this Section 3 are an true and complete as of the date hereof

3.1
Authority; Due Authorization. This Agreement has been duly and validly executed and delivered by the Company, and upon the execution and delivery by Purchaser of this Agreement and the performance by Purchaser of its obligations herein, will constitute, a legal, valid and binding obligation of the Company enforceable against it in accordance with its terms, except as such enforcement may be limited by bankruptcy or insolvency laws or other laws affecting enforcement of creditors' rights or by general principles of equity.

3.2
No Conflicts. The execution and delivery by the Company of this Agreement does not and the- performance by the Company of its obligations under this Agreement and the consummation of the transactions contemplated hereby will not, conflict with or result in a violation or breach of any of the terms, conditions or provisions of any other agreement to which the company is a party.

3.3
Valid issue. The Stock being purchased by the Purchaser hereunder shall be at the Closings, duly and validly issued, fully paid, and non-assessable and in each instance have been issued in accordance with the registration requirements or applicable securities laW:4, including, without limitation, the Securities Act of 1933, as amended (the “Act”), or valid exemptions there from.

3.4	Corporate Documents. The Company's current certificate of incorporation and bylaws, as of the date hereof and arc in the form attached hereto as attachment A.

3.5	The Company. The Company, and its subsidiaries, are corporations duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation.

3.6
Capitalization of the Company. Immediately prior to the first Closing, the authorized capital stock of the Company shall consist of a total of 60,000,000 shares of Class A Common Stock, no par value, 25,000,000 shares of Class B Common Stock, no par value, and 10,000,000 shares of Preferred Stock, no par value. Immediately prior to the Closings there will be no shares of preferred stock outstanding, no shares of Class B Common Stock outstanding and no more than 35,050,000 shares of Common Stock outstanding.

There are no commitments to issue, and there are no outstanding warrants, options, convertible securities or debt, preferred stock, or any other securities. In addition, there are no conversion or exchange privileges, preemptive rights, or other rights or agreements to purchase or otherwise acquire or issue any securities of the Company, and there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security of the Company or any instrument or security exercisable or exchangeable for, or convertible into any security of the Company.

The Company has entered into an agreement with its founder whereby the founder has surrendered rights to royalties and has further  surrendered a curve out for certain applications of the Company's intellectual property in exchange for the company’s promise to use its best reasonable efforts to issue to the founder 200,000 shares of the Company's preferred stock. Said stock shall be issued without any right to receive any dividend. The preferred shares will however have super voting rights equivalent to 100 votes or Cass A Common shares per share of preferred, such that the total issuance of preferred shares to the founder shall have the voting power of 20,000,000 Class A shares,

3.7
Subsidiaries. The Company is not own, directly or indirectly, any capital stock or other equity securities of any other corporation, partnership, limited liability company, association or other business entity. The Company is not a participant in any joint venture, partnership or similar arrangement.

3.8
Financial Statements. The Company's financial statements annexed hereto as Attachment 13 (the "Financial Statements") fairly present the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments. Except as set forth in the Financial Statements, the Company has no material liabilities (contingent or otherwise). Except as disc1osed in the Financial Statements, the Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation. The Company intends to maintain a standard system of accounting established and administered in accordance with U.S. GAAP.

3.9
No Conflicts. Neither the Company, nor any subsidiary, is in violation of in conflict with, in breach of or in default under any term or provision of, and no right or any party to accelerate, terminate, modify or cancel has come into existence under. (i) its Certificate of Incorporation or By-laws (each as may have been amended, supplemented or restated), (ii) any provision of any judgment, writ, injunction, decree; or order to which the any of then is a party; or (iii) any law, statute, rule or regulation applicable to any or them.

3.10
Litigation. There is no action, suit, proceeding; or investigation pending or, to the best knowledge of the Company, currently threatened against the Company or any subsidiary that may affect the validity of this Agreement or the right of the company to enter into this Agreement or to consummate the transactions contemplated hereby.

There is no action, suit, proceeding or investigation pending or, to the best knowledge of the Company currently threatened against the Company or its subsidiaries, before any court or by or before any governmental body or any arbitration board or tribunal, nor is there any judgment, decree, injunction or order of any court, governmental department, commission, agency, instrumental at arbitrator against the Company or any of its subsidiaries. The Company and its subsidiaries are not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company or any subsidiary currently pending or which the Company intends to initiate. When any reference to the "knowledge" or "best knowledge" or the Company is made in this Agreement, such terms shall mean the knowledge that would he gained from due inquiry into the matters referenced.

3.11
Brokers’ Fees and Commissions. Neither the Company nor any of its officers, directors, employees, stockholders, agents or representatives, have employed any investment banker, broker, or finder in connection with the transactions contemplated by this Agreement and no such person or entity is entitled to a fee with respect to the transactions contemplated by this Agreement.

3.12
Applicable Law. The Company has complied in all respects with applicable federal and state laws, rules and regulations applicable to it and all shares of capital stock of the Company have been issued in accordance with applicable federal and state securities laws, rules and regulations.

3.13
Books and Financial Records. All the accounts, books, resisters, ledgers, Board minutes and financial and other material records of whatsoever kind of each of the Company arid its subsidiaries have been fully properly and accurately kept and completed; there are no material inaccuracies or discrepancies of any kind contained or reflected therein; and they give and reflect a true and fair view of the financial, contractual and legal position of each company.

3.14	Employee Benefit Plans. The Company does net have any "Employee Benefit Plan" as defined in the U.S. Employee Retirement Income Security Act of 1974 or similar plans under applicable laws.

3.15
Tax Returns, Payment and Elections. Each of the Company and its subsidiaries has timely filed all Tax (as defined below) returns, statements, reports, declarations and other forms and documents (including, without limitation estimated Tax returns and reports and material information returns and reports) ("Tax. Returns") required pursuant to applicable law to he filed with any Tax Authority (as defined below), all such Tax Returns are accurate, complete and correct in all material respects, and each Company has timely paid all Taxes due.

Each of the Company and its subsidiaries has withheld or collected from each payment made to each of its employees, the amount of all Taxes (including, but not limited to, United States income taxes and other foreign taxes) required to be withheld or collected therefrom, and has paid the same to the proper Tax Authority, For purposes of this Agreement, the following terms have the following meanings:  "Tax" (and, with correlative meaning, "Taxes and "Taxable") Means any and all taxes including, without limitation, (i) any act income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, value added, net worth, license, withholding payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom. duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any United States, local or Foreign governmental authority or regulatory body responsible for the imposition of any such tax (domestic or foreign) (a "Tax Authority"), (ii) any liability for the payment of any amounts of the type described in (I) as a result of being a member of an affiliated , consolidated, combined or unitary group for any taxable period or as the result of being a transferee or successor thereof and (iii) any liability for the payment of any amounts of the type described in (i) or (ii) as a result of any express or implied obligation to indemnify any other person..

3.16
Minute Books. The minute books of each of the Company and its subsidiaries contain at complete summary of all meetings of directors and stockholders since the time of incorporation of such company and reflect all transactions referred to in such minutes accurately in all material respects.

3.17
Labor Agreements and Actions: Employee Compensation. Neither the Company, nor any of its subsidiaries is bound by or subject to (and none of its assets or properties is bound by or subject to any written or oral, express or implied, contract., commitment or arrangement with any labor union, and no labor union has requested nor has sought to represent any of the employees, representatives or agents of any such company.

3.18	Investment Company. The Company is not an "investment company" or a company "controlled" by an "investment company," within the meaning of the investment Company Act: of 1940, as amended.

4.
Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to the Company that the statements in the following paragraphs of this Section 4 are all true and complete as or the date hereof:

4.1
Exempt Transaction. Purchaser understands that the offering and sale of the Stock is intended to be exempt from registration under the Act and exempt from registration or qualification under any state law.

4.2
Authorization. Purchaser represents that it has full power and authority to enter into this Agreement. This Agreement has been duly and validly executed and delivered by Purchaser, and upon the execution and delivery by Sellers or this Agreement and the performance by Sellers of their obligations herein, will constitute, a legal, valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms, except as such enforcement may be limited by bankruptcy or insolvency laws or other laws affecting enforcement of creditors' rights or by general principles of equity.

4.3
Purchase for Own Account. The Stock to he purchased by Purchaser hereunder will be acquired for investment for Purchaser's own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof, and Purchaser has no present intention of selling, granting- any participation in, or otherwise distributing the same.

4.4
Investment Experience- The Purchaser understands that the purchase of the Stock involves substantial risk and understands the risk disclosures set forth in Attachment C. Purchaser understands that the securities which are offered hereby are highly speculative and involve a high degree of risk and are only suitable for those persons who, like the Purchaser, can afford to bear the full risk of losing their entire investment. The Purchaser has carefully considered the numerous risks that face a new business venture and especially a new enterprise which is involved in highly speculative scientific and biological laboratory research.

5.	Conditions to the Purchaser's Obligations at the Closing

5.1
Conditions to Each Closing. Subject to the terms hereof, the obligation of the Purchaser to purchase Stock at a Closing is subject to the fulfillment, prior to the Closing to the satisfaction of the Purchaser, of the following conditions, the waiver of which shall not be effective against Purchaser without written consent thereto.

5.1.1	Representations and Warranties True and Correct. The representations and warranties made by the Company in Section 3 hereof shall be true and correct and complete as of the date hereof and shall be true and correct and complete as of the date of the Closing with the same force and effect as if they had been made on and as of such date.

5.1.2	Performance of Obligations. The Company shall have performed end complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before a Closing, or after a Closing.

5.1.3	Securities Laws. The offer and sale of the Stock to the Purchaser pursuant to this Agreement shall be exempt from the registration trod or qualification requirements or all applicable securities laws.

6.	Conditions to the Company's Obligations at the Closings.

6.1	The obligations of the Purchaser under this Agreement are subject to the fulfillment at or before each Closing of the following conditions:

6.1.1	Representations and Warranties. The representations and warranties of the Purchaser contained in Section 4 hereof shall be true and correct as of such Closing.

6.1.2	Payment of Purchase Price. Purchaser shall have delivered to the Sellers the applicable purchase price.

7.	Additional Agreements and Investor Rights.

7.1	Company Agreements.

7.1.1	Registration Rights.

7.1.1.1
Filing of Registration Statement. The Company shall file a registration statement with the SEC under the Securities Act on an appropriate form for the registration of the resale of the Stock by the Purchaser or its designees within sixty (60) days or a written request by the Purchaser. In the event additional shares of Stock are issuable pursuant to Section 7.1.5, the Company shall file registration statement (or a post-effective amendment to the registration required by this Section to register such additional Stock) with the SEC under the Securities Act For the registration of the Stock within sixty (60) days of a written request by Purchaser. This provision 7.1.1 and its subsections are conditioned on the Purchaser having fully or substantially exercised its option under Section 1.4 for the Additional Investment.

7.1.1.2
Effective Registration Statement. The Company shall use reasonable efforts to cause a. registration statement required pursuant to this Section 7.1.1 to be declared effective by the SEC. A registration statement shall not be deemed to have been effected unless the registration statement has been declared effective by the SEC and has remained effective in compliance with the provisions of the Securities Act with respect to the disposition of all of the Stock covered by such registration statement until such time as all of the Stock has been disposed or in accordance with the intended methods of disposition by each selling stockholder set forth in such registration statement (unless the failure to so dispose of such Shares shall be caused solely by reason of a failure on the part of the selling stockholders).

7.1.1.3
Expenses. All expenses (other than fees of counsel to the Purchaser) incurred in connection with registration, filings or qualifications of Shares pursuant to this Sec(ion 7.1.1, including (without limitation) all registration, filing, and qualification fees, printers' and accounting fees, fees and disbursement of counsel for the Company, shall be borne by the Company.

7.1.1.4	Registration Procedures. The Company shall, as expeditiously as possible:

7.1.1.4.1	use its best efforts to cause, the registration statement filed pursuant to this Section to be declared elective by the SEC within 150 days from the date of the initial filing;

7.1.1.4.2
with regard to Section 7.1.1.4.1, after the 180th day after the date of the initial filing, and for each 30-calendar day period thereafter in which the registration statement fails to be declared effective:, the Company shall issue to purchaser a number or shares of Stock equal to 2% of Purchaser's Stock covered by such registration statement at that time, up to a maximum of 10%, which Stock shall be included in the registration statement;

7.1.1.4.3
prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all the Stock covered by such registration statement until the earlier of the time as all of such Stock have been disposed of in accordance with the intended methods of disposition by the Investors set forth in such registration statement or the date that the Shares are eligible for resale pursuant to the provisions of Rule 144 under the Securities Act;

7.1.1.4.4	furnish to the investors' counsel copies of any correspondence between the Company and the SEC with respect to such registration statement or amendments or supplements thereto filed;

7.1.1.4.5
use its reasonable best efforts to (A) register or qualify the Shock under such other securities or blue sky laws of such states and jurisdictions where an exemption is not available and as the investors shall reasonably request, (B) keep such registration or qualification in effect. for so long as such registration statement remains in effect, and (C.) take any other action which may be reasonably necessary or advisable to enable the Investors to consummate the disposition in such jurisdictions of the securities to be sold by the Investors, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subdivision (vii) be obligated to be so qualified or to consent to general service of process in any such jurisdiction;

7.1.1.4.6
notify the Purchaser at any time when a prospectus relating thereto, is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances under which they were made, and at the request of the Investors promptly prepare and furnish to it a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, vet) prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to he stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made; and

7.1.1.4.7	otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC.

7.1.1.5
Indemnification by the Company. With regard to any registration Statement, the Company will and hereby does, indemnify and hold harmless Purchaser and its directors, officers, partners, agents and affiliates, against any losses whatsoever, joint or several, to which Purchaser or any, such director, officer, partner, agent, affiliate or controlling person may become subject under the Securities Act or otherwise, including, without limitation, the Fees and expenses of legal counsel, insofar as such any losses arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged emission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading, and the Company will reimburse such Purchaser and each such director, officer, partner, agent, affiliate and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such any claims. Such indemnity shall remain in full force area effect regardless Of any investigation made by or on behalf of such Purchaser or any such director, officer, partner, agent, affiliate or controlling person and shall survive the transfer of such securities by the Purchaser. The indemnification and contribution required by this Section shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or losses are incurred.

7.1.2	[Intentionally Omitted]

7.1.3
Rule 144. The Company agrees that in the event Purchaser, or any of its direct transfers wish to sell their Stock pursuant to Rule 144 under the Securities Act, the Company shall use its best efforts to remove any restrictive legend from such Stock or otherwise facilitate such holder's being able to sell the stock and in no event shall take more than three (3) business days to remove a restrictive legend from stock upon the presentation of proper representation letters and a Form 144 (if necessary). In the event of breach of this Section 7.1.3, the Company shall repurchase the Stock, at the holder's option, at the highest price during the thirty (30) days following the breach.

7.1.4
Access to Books and Records. For a period of twenty four (24) month after the date of this Agreement, the Company shall grant to Purchaser, upon at least two (2) business days written notice, access to all of its corporate books and records.

7.1.5	Anti-Dilution.

7.1.5.1
Subject to Section 7.1.52, in the event that a Closing under Section 1.3 shall occur and during the twenty four (24) months after the date of this Agreement, the Company shall sell or issue to any person or entity Stock at a price or valuation of less than $0.085714 per share (as may be adjusted for any stock splits or other events)(a "Dilutive Issuance"), then the Company shall as soon as practicable issue to the Purchaser a number of additional shares of Stock yielded by the following formula:

(((B/A)*C)-C)* (E-D)/E

Where:

A- price at which securities are sold
B-$0.085714
C- the number of shares of Stock purchased under this Agreement.
D- the number of shares outstanding prior to a Dilutive issuance.
E- the number of shares outstanding after a Dilutive Issuance.

7.1.5.2
In the event that a Closing is held for the Additional Investment and during the twenty four (24) months after the date of this Agreement the Company shall effect a Dilutive Issuance, then the Company shall, as soon as practicable issue to the Purchaser a number of shares of Stock yielded by the following formula. When and if this Section becomes effective, Section 7.1.5.1 shall no longer be effective:

((B/A)*C)-C-D

Where A, B and C have the definitions contained in Section 7.3.5.1 and where D= the number of shares previously issued under Section 7.1.5.1 with respect to a Dilutive Issuance.

7.1.5.3	Excepted Issuance. Notwithstanding the foregoing provisions of this Section 7.1.5:

a) within sixty (60) days of this Agreement, the Company may issue to purchasers of 1,166,650 shares of Stock who pay at least $0.085714 per such share, up to 1,166,650 additional shares of Stock at any price without the same being subject to this section 7.1.5, alt the condition that Kim Thompson shall return to the Company for cancellation, and the Company shall have canceled, 1,166,650 of his shares of Stock.

b) the Company may issue to employees or university' research personnel shares of Stock as employee incentives and bonuses, without the same being subject to this section 7.1.5.

7.1.6
Stock Splits. For a period or twenty four (24) months after the execution of this Agreement, the Company shall not, without the written consent of the Purchaser, affect any stock split. This provision is conditioned on the Purchaser having fully or substantially exercised its option under provision 1.4 above and having otherwise satisfactorily meet its obligations under this agreement.

7.1.7
Provision of Shell Company. The Company hereby agrees that within six (6) months of the date of' this Agreement it shall purchase from Purchaser a majority interest in a publicly held "shell" company which it shall use for a reverse merger transaction for the Company. Worth will consult with and coordinate with Company concerning the above described purchase of a publicly held corporate entity. The Company shall have the right to approve any such purchase and the resulting, reverse merger. This provision is subject to the Company's reasonable due diligence on the proposed shell and upon the parties good faith negotiation ever the purchase price of each shell. This provision is conditioned on the Purchaser having fully or substantially exercised its option tinder provision 1.4 above.

8.           General Provisions.

Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.

8.1
Governing Law: Jurisdiction. Any dispute, disagreement, conflict of interpretation or claim arising out of or relating to this Agreement, or its enforcement, shall be governed by the laws of the State of Florida. Sellers and Purchaser hereby irrevocably and unconditionally submit, for themselves and their property, to the nonexclusive Jurisdiction  of the State courts of the State of Florida and of the United States District Court of the Southern District of Florida, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any Such action or proceeding between the two of them may be heard and determined in such Florida State or, to the extent permitted by law, in such Federal court.

Each of the parties hereto, agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced  in other jurisdictions by on the judgment or in any other manner provided by law. Each party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may new or hereafter have to the laying of venue of any suit, action or proceeding arising, out of or relating to this Agreement in any court referred above. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices below. Nothing in this Agreement will affect the right of any party to this agreement to serve process in any other manner permitted by law. EACH  PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL. PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OROTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION

8.2
Counterparts. This Agreement may be executed in two or more counterparts, with facsimile signatures, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. A telefaxed copy  of this Agreement shall be deemed an original.

8.3
Headings. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs Hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.

8.4	Cost, Expenses. Each party hereto shall bear its own costs in connection with the preparation, execution and delivery of this Agreement.

8.5
Amendments and Waivers. Any term of this Agreement may be amended and the observance  of any term of this agreement may he waived (either generally or in a particular instance and either retroactively  or prospectively), only with the written, consent of the Parties. No delay or omission to exercise any right, power, or remedy accruing to Purchaser, upon any breach, default or noncompliance of the Company under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. All remedies, either under this Agreement, by law, or otherwise afforded to Purchaser, shall be cumulative and not alternative.

8.6
Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall he enforceable in accordance with its terms.

8.7
Entire Agreement. This Agreement, together with all attachments and schedules hereto, constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings duties or obligations between the parties with respect to the subject matter hereof. There are no oral agreements representations or warranties between the parties, neither is any party relying upon any prior or contemporaneous oral representations.

8.8
Further Assurances. From and after the date of this Agreement, upon the request of a Party, the other Parties shall execute and deliver such instruments, documents or other writings as may he reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

WORTH EQUITY FUND, L.P.
By: SPIDER INVESTMENTS, LLC, General Partner

By:  /s/  Edward Defeudis
Edward Defeudis

KRAIG BlOCRAFT LABORATORIES, INC.

By:  /s/  Kim Thompson
Kim Thompson
CEO

MUTUAL RELEASE

TO ALL TO WHOM THESE PRESENTS SHALL COME OR MAY CONCERN, KNOW THAT WORTH EQUITY FUND LP (Worth) and KRAIG BIOCRAFT LABORATORIES, INC., (Kraig),  (collectively Worth and Kraig are referred to herein as PARTIES or RELEASORS) for themselves and their respective successors and assigns, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, hereby releases and discharges each other and their respective heirs, executors, administrators, agents, attorneys, successors and assigns, from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, covenants, contracts, controversies, agreements, promises, or obligations stemming from that certain stock purchase agreement entered into between the PARTIES  and which is dated December 29, 2006.

Pursuant to that agreement, Worth purchased 175,000 shares of the common stock of Kraig Biocraft Laboratories.  Kraig hereby releases Worth from any obligation to purchase additional securities pursuant to said agreement and releases Worth from all other obligations pursuant to said agreement except the agreement of Worth to comply with the relevant securities regulations in regard to said 175,000 shares.  Worth hereby releases Kraig from any obligation to sell any securities to Worth over and above the 175,000 shares of stock that have been transferred to Worth as of this date, and releases Kraig from all other obligations pursuant to said agreement including, without limitation, the anti-dilution provisions of said agreement.  It is the intention of the PARTIES  that as of the execution of this mutual release, neither party will have any continuing contractual obligation to the other.

The PARTIES each wave any variances, trespasses, damages, judgments, extents, executions, claims and demands, damages and obligations whatsoever, whether known or unknown, in law, admiralty or equity against the other PARTY, its successors and assigns ever had, now have, or hereafter can, shall or may have for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to the day of the date of this RELEASE.

Both Kraig. and Worth represent and warrant that they have not heretofore assigned to any person or entity any claim against the other party being released hereunder.

Both Kraig and Worth covenant not to sue one another or bring any action or proceeding (or participate in or join in or otherwise act in concert with any action) against the other party with respect to the matters released hereunder.

It is RELEASORS’ intention that the execution of this Release will forever bar claims against RELEASORS, to the extent provided herein.

This RELEASE shall be governed by the laws of the State of Michigan.  This RELEASE shall inure to the benefit of RELEASORS and RELEASORS successors and assigns.

This RELEASE may not be changed orally.

IN WITNESS WHEREOF, RELEASORS have executed this RELEASE by their duly authorized officer, as of May 23, 2007.

WORTH EQUITY FUND LP

By:

KRAIG BIOCRAFT LABORATORIES, INC.

By: